EXHIBIT 23.1

 CONSENT OF S.R. SNODGRASS, A.C., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
QNB Corp.:

We consent to incorporation by reference in the registration statements (Nos. 333-91201 and 333-67588) of QNB Corp. on Form S-8 of our report dated March 3, 2005, on QNB Corp.'s consolidated financial statements appearing in the annual report on Form 10-K of QNB Corp. for the year ended December 31, 2004.



/s/ S.R. Snodgrass, A.C.
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Wexford, Pennsylvania
March 10, 2005